        Exhibit 10.71

GUARANTY

GUARANTY, dated August 1, 2007, by Stratus Services Group, Inc., a Delaware corporation, with an address at 149 Avenue at the Commons, Suite 4, Shrewsbury, New Jersey 07702 (the “Guarantor”), in favor of Green-Tech Assets, Inc., a Washington corporation (the "Green-Tech").

WHEREAS, Green-Tech has been issued a promissory note in the principal amount of $166,828 by Transworld Assets, LLC, a Delaware limited liability company (“Transworld”); and

WHEREAS, as an inducement to make the Loan, the Guarantor has agreed to guaranty all of the Transworld’s obligations (the “Obligations”) to Green-Tech under the Note;

NOW, THEREFORE, FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, the Guarantor hereby agrees with Green-Tech as follows:

Section 1.    Guaranty of Payment and Performance.  The Guarantor hereby guarantees to Green-Tech the full and punctual payment when due, as well as the performance, of all of the Obligations.  Should Transworld default in the payment or performance of any of the Obligations, the obligations of the Guarantor hereunder with respect to such Obligations in default shall become immediately due and payable to Green-Tech, without demand or notice of any nature, all of which are expressly waived by the Guarantor.  Payments by the Guarantor hereunder may be required by Green-Tech on any number of occasions.

Section 2.    Guarantor’s Agreement to Pay Enforcement Costs.  The Guarantor further agrees to pay to Green-Tech, all out-of-pocket, reasonable costs and expenses (including court costs and reasonable legal expenses) expended by Green-Tech in connection with the enforcement of the Obligations and this Guaranty.

Section 3.    Waivers by Guarantor.  The Guarantor agrees that the Obligations will be paid and performed strictly in accordance with their respective terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Green-Tech with respect thereto.  The Guarantor waives presentment, demand, protest, notice of acceptance, notice of any Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of Transworld and all suretyship defenses generally.

Section 4.    Unenforceability of Obligations against Transworld.  If for any reason Transworld has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from Transworld by reason of Transworld’s insolvency, bankruptcy or reorganization or by other operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantor to the same extent as if the Guarantor at all times had been the principal obligor on all such Obligations.

Section 5.    Further Assurances.  The Guarantor also agrees to do all such reasonable things and execute all such documents as Green-Tech may reasonably request to give full effect to this Guaranty and to perfect and preserve the rights and powers of Green-Tech hereunder.

Section 6.    Assignment.  No assignment by Transworld of the Obligations under the Promissory Note will relieve Transworld of such Obligations nor will any such assignment relieve the Guarantor of its obligations under this Guaranty.

Section 7.    Amendments and Waivers.  No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall be effective unless the same shall be in writing and signed by Green-Tech.  No failure on the part of Green-Tech to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

Section 8.    Notices. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to Guarantor at the address set forth above or at such other address or addresses as Guarantor shall designate to Green-Tech in writing

Section 9.    Governing Law.  This Guaranty shall be governed by, and construed in accordance with, the laws of the state of Delaware.

Section 10.  Miscellaneous.  This Guaranty constitutes the entire agreement of the Guarantor with respect to the matters set further herein.  The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement.  The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions.  Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions.  The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined.

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

WITNESS:                                                                Stratus Services Group, Inc.

/s/Philip D. Forlenza                                                      By:  /s/ Joseph J. Raymond
Philip D. Forlenza                                                                                                 Joseph J. Raymond
              President